EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT
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Parent
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First Mutual Bancshares, Inc.




                                       Percentage           Jurisdiction or
Subsidiaries                          of Ownership       State of Incorporation
------------                          ------------       ----------------------
First Mutual Bank                         100%                 Washington

First Mutual Services (1)                 100%                 Washington

First Mutual Capital Trust I (2)          100%                 Washington







(1) This corporation is a wholly owned subsidiary of First Mutual Bank. First Mutual Services (FMS) engages in the sale of mutual funds and annuities. PRIMEVEST Financial Services functions as the broker dealer and is responsible for the sale and delivery of securities. As of December 1999, the Bank has decided to discontinue directly offering investment products to its customers. The Bank's investment in FMS at December 31, 2002, was $1,425.